                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 1999, except as to Note 12 which is as of March 26, 1999, relating to the financial statements, which appears in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
January 17, 2000
Houston, Texas